Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 1, 2024, with respect to the statutory financial statements of Nassau Life Insurance Company, included herein and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 29, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 17, 2024, with respect to the financial statements of the subaccounts listed in the Appendix to our report that comprise Nassau Life Variable Accumulation Account, included herein and to the references to our firm under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 29, 2024

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.